UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 29, 2013 (April 29, 2013)

RENT-A-CENTER, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)

5501 Headquarters Drive Plano, Texas 75024 (Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01                                           Other Events.

On April 29, 2013, Rent-A-Center, Inc. (the “Company”) issued a press release announcing that it finalized the terms of its previously announced senior notes offering. The Company will issue $250 million in principal amount of 4.75% Senior Notes due 2021. The Company anticipates that consummation of the offering will occur on May 2, 2013, and the Company intends to use the net proceeds of the offering to repay $46 million of the revolving loans outstanding under its revolving credit facility and apply the remainder to accelerated common stock repurchases as market conditions permit and, to the extent not so applied, for general corporate purposes.

This report and the statements contained in Exhibit 99.1 do not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01                                           Financial Statements and Exhibits

99.1                                                                        Press Release issued on April 29, 2013 by Rent-A-Center, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: April 29, 2013	By:	/s/ Robert D. Davis
Robert D. Davis
Executive Vice President—Finance, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on April 29, 2013 by Rent-A-Center, Inc.